UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2010

COMMUNITY CENTRAL BANK CORPORATION
(Exact name of Registrant as specified in its charter)

Michigan	000-33373	38-3291744
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 N. Main Street, Mt. Clemens, MI	48046
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (586) 783-4500

Not Applicable
(Former name or former address, if changed since last year)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     (17 CFR 240-14d-2(b)).

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR 240.13e-4(c)).

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Item 5.07.  Submission of Matters to a Vote of Security Holders

            On August 31, 2010, Community Central Bank Corporation (the "Company") held a Special Meeting of Stockholders. Of the 3,739,881 shares of common stock outstanding as of the voting record date for the meeting, 3,388,067 shares were present at the meeting in person or by proxy. The results of the meeting are as follows:

1)         Proposal to amend the Company's Articles of Incorporation to increase the authorized number of shares of common stock from 9.0 million to 60 million shares:

Number of Shares
Votes For	Votes Against	Abstentions	Broker Non-Votes
3,168,357	208,653	11,057	-

The vote required to approve this proposal was the affirmative vote of a majority of the votes eligible to be cast on the proposal. Accordingly, this proposal was approved.

2)         Proposal to approve the authorization of a private placement of our securities to accredited investors, including our insiders:

Number of Shares
Votes For	Votes Against	Abstentions	Broker Non-Votes
2,031,227	159,017	10,729	1,187,094

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, this proposal was approved.

3)         Proposal providing for the adjournment of the special meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes to approve the proposals set forth in 1 and 2 above.:

Number of Shares
Votes For	Votes Against	Abstentions	Broker Non-Votes
3,180,345	193,869	13,853	-

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal. Accordingly, this proposal was approved.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 2, 2010	COMMUNITY CENTRAL BANK CORPORATION (Registrant) By: /s/ Ray T. Colonius Ray T. Colonius Chief Financial Officer

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